Exhibit 10.34

                              EMPLOYMENT AGREEMENT

         This Agreement is made in Burlington, Vermont by and between Ben & Jerry's Homemade, inc. (the "Company"), a Vermont corporation, with its principal place of business at 30 Community Drive, South Burlington, Vermont 05403-6828, and Angelo M. Pezzani, an individual, living at 950 Laurel Glen, Palo Alto, CA 94304 (the "Executive"), is effective as of the 1st day of January, 1998 (the "Effective Date").

         WHEREAS, subject to the terms and considerations hereinafter set forth, the Company wishes to employ the Executive as its Senior Director--Business Development and Executive wishes to accept such employment;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree:

    1. Employment.

         a. Employment by the Company. Executive agrees to be employed by the Company for the Term of this Agreement upon the terms and subject to the conditions set forth in this Agreement. Executive shall serve as the Senior Director--Business Development ("SDBD") of the Company and shall have such duties as may be prescribed by the current Chief Executive Officer ("CEO") and Executive shall serve in such other and/or additional position(s) as the current CEO may determine from time to time. The SDBD will report directly to the CEO.

         b.  Performance  of  Duties.  Throughout  the  Term of this  Agreement,
Executive shall faithfully and diligently perform Executive's duties in conformity with the reasonable directions of the CEO and in conformity with the terms and conditions hereof and will serve the Company to the best of Executive's ability. Executive shall devote Executive's entire working time, attention and energies to the business and affairs of the Company, subject to vacations and sick leave in accordance with Company's policy.

         c. Place of Performance. During the Term of this Agreement, Executive shall be based in the Company's offices in South Burlington, Vermont. Executive will be at the Company's principal place of business in South Burlington, Vermont and be ready, willing, and able to perform his Duties hereunder no later than January 15, 1998. Executive shall maintain a residence in the Burlington, Vermont area within reasonable access to Executive's place of employment.


2. Term. Subject to earlier termination as hereafter provided and subject to renewal as provided below, the Executive's employment hereunder shall be for a term of three (3) years, commencing on the Effective Date hereof and ending thirty-six (36) months thereafter on December 31, 2000. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the Term of this Agreement" or "the Term hereof". This Agreement shall continue on a year-to-year basis beyond the end of the third year (or a later year if this Agreement has renewed), unless the Company notifies the Executive in writing not less than six (6) months prior to the end of the third year (or applicable later year) that the Company does not wish to renew the Agreement. Failure by the Company to so notify Executive shall automatically renew this Agreement for an additional one year.

     3. Compensation and Benefits. As compensation for the services performed by the Executive and subject to performance of the Executive's obligations:

         a. Base Salary. The Company agrees to pay the Executive a base salary ("Base Salary") at the annual rate of Two Hundred and Fifty Thousand Dollars ($250,000.00) payable in installments consistent with the Company's payroll practices. The Executive will be subject to annual merit salary reviews by the CEO. Such base salary, as from time to time is then in effect, is hereafter referred to as the "Base Salary".

         b. Annual Bonus and Guarantees. The CEO is in the process of developing a Senior Management Incentive Pool ("SMIP"). The SMIP is not presently finalized but is in the process of being prepared for submission to and approval by the Company's Board of Directors. When such plan is approved. Executive will participate therein and will be treated in accordance with his position and the terms of the SMIP and the provisions of this Section 3(b). Notwithstanding anything to the contrary, Company shall pay to Executive, as a guaranteed bonus, a minimum sum equal to $75,000.00 no later than January 31, 1999, for the respective year ending December 31,1998. Bonuses for subsequent years will be under the SMIP. and if there is no SMIP approved and in place, then the Annual Bonus due Employee will be commensurate with the guaranteed bonus for fiscal year ending 1998.

         c. Other Benefits. The Executive shall be entitled to participate in all of the employee benefit plans and programs of the Company, and receive the benefits and perquisites, generally provided to executives of the same level and responsibility as Executive. To the extent permitted by law and the provisions of the specific plan, the eligibility date for the Executive, as the same relates to any and all benefits, shall be March 1, 1997. Nothing in this Agreement shall preclude the Company from terminating or amending from time to time any employee benefit plan or program. Executive shall be entitled to four
(4) weeks of vacation per year plus the allowable personal days.

         d. Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by the Executive in the performance of Executive's duties under this Agreement. Such reimbursement shall be in accordance with the policies and procedures established by the Company from time to time and for executives of the same level and responsibility as Executive.


         e. Relocation Expenses. The Company will reimburse the Executive for the following relocation expenses: (i) Closing costs on selling the existing home, including sales commission and legal fees, (ii) Expenses to move all household goods, (iii) Interim living expenses for ninety (90) days, (iv) Expenses for up to two (2) house-hunting trips for the Executive and his wife including air fare, lodging, meals and rental car, and (v) Customary closing costs on any new purchase of the Executive's residence in Vermont, including standard mortgage points (not buy down interest rate expenses) and legal fees. All reimbursed amounts will be grossed up for tax purposes. To be eligible for these expense reimbursements, the Executive must commence the relocation within one (1) year from the Effective Date, Prior to Employees's relocation to Vermont, the Company will reimburse Executive for twice a month commuting expenses to California. If Executive's employment with the Company is terminated within two (2) years from the date of Employees' relocation to Vermont for any reason other than for Cause, then Company will pay all costs (on a grossed up basis) of relocating the Executive back to Palo Alto, California.

         f. Grant of Option and Terms Thereof. The Company hereby grant to Executive, pursuant to the Company's 1997 Equity Incentive Plan (the "Plan"), an option to purchase 52,000 shares of Class A common stock of the Company ("ISO Option Shares") exercisable at the market price of $13.89. This ISO Option will expire 10 years form the date of grant thereof. Provided that the Executive is in full compliance with terms and conditions of the Plan, this ISO Option will be exercisable over a four (4) year period of the time commencing from the Effective Date of this Agreement, with one-fourth being exercisable on March 1, 1998 and up to additional 1/48 of the shares covered by this Option on the last day of each month in the next three years after said anniversary of said Effective Date. The full terms and conditions of this Option shall be set forth in the form of the Option Certificate attached as Exhibit A.

         4. Termination of Employment. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the Term under the following circumstances.

          a. Death. In the event of the Executive's death during the Term thereof, the Company shall pay the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary; bonuses and incentives that are earned and unpaid (pro-rated through such termination); any accrued and unused vacation and/or personal days; reimbursement of business expenses accrued prior to the date of death; and continuation of the Base Salary payments (plus continued participation in the Company's medical and
              hospital  employee   insurance)  for  six  (6)  months  after  the
              Executive's death. Options exercisable at date of death may be exercised by the Executive's estate for 12 months (but not beyond the stated term of the option).

          b.   Disability.

         (i) The Company may terminate the Executive's employment hereunder, upon thirty (30) days written notice to the executive, in the event that the Executive becomes disabled during his employment hereunder, through illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred eighty (180) consecutive days during any period of three hundred and sixty-five
              (365) consecutive calendar days.

         (ii).The Board may designate another employee lo act in the Executive's place during any period of the Executive's disability prior lo termination as provided in Section 4.b.i above. Notwithstanding any such designation, the Executive shall continue to receive from the Company (or under a disability plan) the Base Salary in accordance with Section 3.a. and benefits in accordance with the other provisions of Article 3, to the extent permitted by the then-current terms of the applicable benefit plans until the termination of his employment.

         (iii)The Executive shall be entitled to participate in the Company's long-term disability plan, to the same extent as other employees. No finding of disability under this Section 4.b. shall be made in respect of any cause or condition which has not been approved as a fully disability under the applicable plan.

         (iv) If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Executive or his duly appointed guardian, to whom the Company has no reasonable objection, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

         (v) Options exercisable at dale of termination for disability may be exercised for 12 months (but not beyond the stated term of the option) thereafter.

      c. By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause ("Cause") any time upon written notice to the Executive setting forth in reasonable detail the nature of such Cause, and the Executive's failure to cure within thirty (30) days after such notice. The following shall constitute Cause for termination: the Executive's gross negligence in the performance of his material duties and responsibilities to the Company; the commission by the Executive of theft, embezzlement or other serious and substantial crimes: or other deliberate willful action by the Executive that is materially harmful to the business, interests or reputation of the Company.

         For purposes of this Section 4.c., no act, or failure to act, shall be "willful" unless done, or omitted to be done, without reasonable belief that the action or omission was in the best interests of the Company.

         Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a notice of termination, and such termination shall have been approved by the vole of two-thirds of the members of the Board of Directors at a meeting of the Board (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the above standard of termination for Cause was met in such case and that such Cause was not cured.

         Upon the giving of notice of termination of the Executive's employment hereunder for Cause following the determination of the Board under the preceding paragraph, the Company shall have no further obligation or liability to the Executive, other than for any earned and unpaid Base Salary; bonuses and incentives that are earned but unpaid (pro-rated through any such termination); any accrued but unused vacation and/or personal days: any options that are vested which shall continue for 30 days; and payments or reimbursement of business expenses accrued prior to the termination under this Section 4.c.

      d. Termination By Company Other Than For Cause. In the event that Executive's employment hereunder is terminated by the Company during the Agreement Term for any reason other than as provided in Sections 4.a.,4,b., or 4.c. hereof or if the Executive terminates for Good Reason (as defined in Section 4.e. below), then the Company shall pay to Executive, within thirty (30) days of the date of such termination, any earned and unpaid Base Salary; bonuses and incentives that are earned but unpaid (pro-rated through any such termination); any accrued but unused vacation and/or personal days: and a lump sum equal to his then current Base Salary plus any guaranteed bonus and/or SMIP bonus until the end of the Term; provided, however, in no event will the "end of the Term" be for more than twenty-four (24) months and for no less than for twelve (12) months following the effective date of termination. Subject to any employee contribution applicable to the Executive on the date of termination, the Company shall continue lo contribute, for the balance of the Term or twelve (12) months whichever is greater, to the cost of the Executive's participation (including his family) in the Company's group medical and hospitalization insurance plans and group life insurance plan.

      e. By the Executive for Good Reason in the Absence of Cause. Employment with the Company may be regarded as having been constructively terminated by the Company, and the Executive may therefor terminate his employment for Good Reason and thereupon become entitled to the benefits of Section 4.d. just as if he had been terminated Other Than For Cause, if, before the end of the Term (or any renewal thereof), one or more of the following events shall occur: (i) without the Executive's express written consent, the assignment to the Executive of any duties or the reduction of the Executive's duties, either of which results in a diminution in the Executive's position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of the Executive from such position and responsibilities: (ii) without the Executive's express written consent, a reduction by the Company in the then current Base Salary or Bonus opportunity of the Executive immediately prior to such reduction; (iii) a reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced: (iv) any purported termination of the Executive's employment by the Company which is not effected for Death, Disability or for Cause, or any purported termination for which the grounds relied upon are not valid: (v) any material breach by the Company of any provision of this Agreement: (vi) the Company terminates Perry D. Odak for any reason; and (vii) a Change in Control shall be deemed to have occurred.

         For purposes of this Agreement, the term "Change in Control" shall mean the occurrence of any of the following events: (1) any "person" (as such term is used in Sections 13 (d) and 14 (d) of the Securities Exchange Act of 1934 [the "Act]) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act)' directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities in the election of directors: (2) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (3) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. Notwithstanding the foregoing sentence, a "Change in Control" will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Company for the benefit of employees or an acquisition by Ben Cohen, Jerry Greenfield, Fred Lager, Jeffrey Furman and Perry Odak or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 under the Act) or members of their families (or trusts for their benefit) or charitable trusts established by any of them or other related management group.

         Moreover, notwithstanding the foregoing provision, if such transaction takes place after June 30, 1998 and follows a decision by Cohen (or his estate or heirs) or by the Board of Directors, in the event that Ben Cohen (his estate or heirs) is no longer a controlling stockholder as determined by the board of Directors in the exercise of its reasonable judgment) to change the present policy of independence for the Company, in order to thereby continue to realize its potential, lo a policy of favorable considering the prospect of a sale of all or substantially all assets or a merger or other business combination or sale of outstanding stock in which a change pursuant to the preceding paragraph is made as a result of performance of the Company which is not satisfactory in his or their judgment, then such transaction shall not constitute a Change in Control fit being understood that a change in the policy of independence of the Company as a result of a hostile or unsolicited bid for control of the company shall not constitute a Change in Control for this purpose)

      f. No Duty to Mitigate. Following a termination of employment, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

 5. Confidential Information.

         a. The Executive will comply with the policies and procedures of the Company and its Subsidiaries for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law) or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

         b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Subsidiaries. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the CE 0 or his designee may specify, all Documents that are then in the Executive's possession or control.

     6. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. All copyrightable works that the Executive creates shall be considered "work made for hire".

     7. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries, and that the agreed restrictions set forth below will not deprive the Executive of the ability to earn a livelihood:

        a. While the Executive is employed by the Company and for two years after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Subsidiaries within the United States, or within any foreign country in which the Products are sold at the date of termination of employment, or undertake any planning for any business competitive with the Company or any of its Subsidiaries.


         b. The Executive further agrees that white he is employed by the Company and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Subsidiaries, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Subsidiaries, or solicit or encourage any customer or vendor of the Company or any of its Subsidiaries to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business activity which such customer conducts or could conduct with the Company or any of its Subsidiaries.

         c. The provisions of this Section 7 shall not be deemed to preclude the Executive from employment during the Non-Competition Period following termination of employment hereunder by a corporation, some of the activities of which are competitive with the business of the Company, if the Executive's employment does not relate, directly or indirectly, to such competitive business, and nothing contained in this Section 7 shall be deemed to prohibit the Executive, during the Non-Competition Period following termination of employment hereunder, from acquiring or holding, solely as an investment, publicly traded securities of any competitor corporation so long as such securities do not, in the aggregate, constitute more than five percent (5%) of the outstanding voting securities of such corporation.

     8. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 5, 6, and 7 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 5, 6, and 7 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants. The parties further agree that, in the event that any provision of Sections 5, 6, 7 and 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographical area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     9. Indemnification. The Company shall indemnify the Executive to the extent provided for the Company executive officers in its then current Articles of Incorporation or By-laws and the laws of the state of the Company's incorporation. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

     10. Definitions. Words or phrases, which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 10 and as provided elsewhere herein. For purposes of this Agreement the following definitions apply:


         a. "Confidential Information" means any and all information of the Company and its Subsidiaries that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information not readily available to the public, which, if disclosed by the Company or its Subsidiaries would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, plant operational processes, marketing and financial activities, including costs, profits and sales, of the Company and its Subsidiaries, (iiJ the Products and all formulas thereof, (iii) the costs, source of supply, financial performance and strategic plans of the Company and its Subsidiaries, (iv) the identity and special needs of the customers and suppliers of the Company and its Subsidiaries and (v) the people and organizations with whom the Company and its Subsidiaries have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Subsidiaries have received belonging to others or which was received by the Company or any of its Subsidiaries with any understanding that it would not be disclosed.

         b. "Intellectual Property" means inventions, discoveries, developments, methods, processes, formulas, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed, or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate lo either the Products or any prospective activity of the Company and its Subsidiaries.

         c. "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries, together will all services provided or planned by the Company or any of its Subsidiaries, during the Executive's employment.

     11. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     12. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, the Company shall require such Person or the resulting entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it.

     13. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


     14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party lo require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     15. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement, shall be in writing, and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention CEO.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, communications, representations and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

     17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized officer of the Company.

     18. Governing Law. Arbitration and Consent to Jurisdiction. This is a Vermont contract and shall be construed and enforced under and be governed in all respects by the laws of the State of Vermont, without regard to the conflict of laws principles thereof. The parties each agree to promptly select a mediator and promptly mediate in good faith any controversy, claim or dispute arising between the parties hereto arising out of or related to this Agreement and its performance or any breach or claimed breach thereof. In the event that mediation does not resolve any such matter, then such matter other than any matter in which injunctive relief or other equitable relief is sought shall be definitively resolved through binding arbitration conducted in the City of Burlington, Vermont, by a panel of three (3) arbitrators in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, provided, however, that notwithstanding anything to the contrary in such Commercial Arbitration Rules, the parties shall be entitled in the course of any arbitration conducted pursuant to this Section to seek and obtain discovery from one another to the same extent and by means of the same mechanisms authorized by Rules 27 through 37 of the Federal Rules of Civil Procedure. The power and office of the arbitrators shall arise wholly and solely from this Agreement and the then current Commercial Arbitration Rules of the American Arbitration Association. The award of the panel or a majority of them so rendered shall be final and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereto.

To the extent a dispute is not to be arbitrated in accordance with the foregoing, each of the Company and the Executive (i) irrevocably submits to the jurisdiction of the United States District Court of Vermont and to the jurisdiction of the state courts of Vermont (Washington County superior. District of Vermont) for the purpose of any suit or other proceeding arising out of or based upon the Agreement or the subject matter hereof and agrees that any such proceeding shall be brought or maintained only in such court, and (ii) waives, to the extent not prohibited by applicable law, and agrees not to assert in any such proceedings, any claim that it is not subject to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that any such proceeding brought or maintained in a court provided for above may not be properly brought or maintained in such court, should be transferred to some other court or should be stayed or dismissed by reason of the pendency of some other proceeding in some other court, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     19. Other Obligations. Executive represents and warrants that neither Executive's employment with the Company nor Executive's performance of his obligations hereunder will conflict with or violate or otherwise are inconsistent with any other obligations, legal or otherwise, which Executive may have.

     20. Cooperation. Following termination of employment with the Company, Executive shall cooperate with the Company, as reasonably requested by the Company, to affect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

     21. Remedies For Breach. The parties hereto agree that Executive is obligated under this Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, and, in the event of a breach of any covenant of Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonable or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by Executive (including Sections 5, 6 and 7 hereof). Without limiting the generality of the foregoing, if Executive breaches Sections 5 or 6 or 7 hereof, such breach will entitle the Company to enjoin Executive from disclosing any Confidential Information to any competing business, to enjoin such competing business from receiving Executive or using any such Confidential Information and/or to enjoin Executive from rendering personal services to or in connection with such competing business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

     22.  Assistance in  Proceedings.  Etc.  Executive  shall,  during and after expiration of the Agreement Term, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any of its affiliates or in which any of them is, or may become, a party.

     23. Survival. Cessation or termination of Executive's employment with the Company shall not result in termination of this Agreement. The respective obligations of each of the parties and their respective rights and benefits afforded to each other, all as provided in Agreement, shall survive cessation or termination of Executive's employment hereunder. This Agreement shall not terminate upon, and shall remain in full force and effect following, expiration of the Agreement Term and all rights and obligations of the parties hereto as and to the extent provided herein shall survive such expiration.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above mentioned.

                          BEN & JERRY'S HOMEMADE. INC.



 /s/ Angelo M. Pezzani                   /s/ Perry D. Odak
------------------------------   By:    ----------------------------------------
 Angelo M. Pezzani, Executive            Perry D. Odak, Chief Executive Officer